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                                                                     EXHIBIT 4.3

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made as of February 16, 2001, between Wells Fargo Bank Iowa, National Association, with offices in Des Moines, Iowa (the "Escrow Agent") and Badger State Ethanol, LLC, a Wisconsin limited liability company (the "Company").

         WHEREAS, the Company is, or will be, conducting a public offering of its Class A units (the "Units") and wishes to establish an escrow account to hold the proceeds of subscriptions for the Units for a minimum of 10,000 Units and a maximum of 20,000 Units, until written instructions from the Company have been received;

         NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

         1. PROCEEDS TO BE PLACED IN ESCROW. All proceeds received by the Company constituting subscriptions for the Units shall be promptly delivered to the Escrow Agent and deposited by the Escrow Agent (the "Deposited Funds") in an interest bearing account (the "Escrow Account"). During the term of this Escrow Agreement, the Company shall cause all checks received by it or others with respect to the offering to be made payable to "WELLS FARGO BANK IOWA AS ESCROW AGENT FOR -BADGER STATE ETHANOL, LLC ESCROW."

         2. IDENTITY OF SUBSCRIBERS. The Company shall furnish to the Escrow Agent with each deposit of funds in the Escrow Account a list of the persons who have subscribed and submitted those funds, showing the name, address, date, amount of subscription and money paid, and the social security number or taxpayer identification number for each subscriber. All proceeds so deposited shall remain the property of the subscriber and shall not be subject to any liens or charges by the Escrow Agent or judgments or creditors' claims against the Company unless and until released to the Company as hereinafter provided.

         3. DISBURSEMENT OF FUNDS. Upon receipt by the Escrow Agent of written authorization from the Company that the Company has achieved Financial Closing as defined in the Badger State Ethanol, LLC Amended and Restated Operating Agreement dated effective as of January 31, 2001, the Escrow Agent shall pay over to the Company all funds held in the Escrow Account. Any interest earned on any Deposited Funds shall belong (and be paid) to the Company no more than thirty (30) days after termination of the offering period or termination by the Company of the Escrow Account per written direction from the Company. If a minimum of $10,000,000 (representing subscriptions for 10,000 Units) (the "Minimum") is not sold, the funds held in the Escrow Account shall be refunded to the investors without interest within thirty (30) days after termination of the offering period per written direction from the Company. All interest on the funds held in the Escrow Account shall be for the account of Company and shall be paid to the Company less any amount retained by the Escrow Agent to be applied to the Escrow Agent's fees specified hereunder.


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         4. INVESTMENT OF DEPOSITED FUNDS. During the term of this escrow and in accordance with written instructions from time to time provided to Escrow Agent by the Company, all Deposited Funds in the Escrow Account shall be, and Escrow Agent is hereby authorized to, deposit, transfer, hold and invest said Deposited Funds and all accrued interest and earnings thereon, in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds including without limitation the Wells Fargo Fund, a money market fund available through the Escrow Agent; provided, that any such investments must accrue interest on a daily basis and allow the immediate withdrawal of funds without premium or penalty. Funds shall not be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial papers, or municipal securities.

         5. TERM OF ESCROW. The offering period for this escrow shall terminate on June 1, 2001, unless the Company shall have received an extension of a certain Development Agreement with the City of Monroe, Wisconsin, and in which case, the offering period shall terminate on the earlier of the last date of the extension granted by the City of Monroe or September 30, 2001. Upon termination of the offering period, whether after extension or otherwise, the Escrow Agent shall disburse the funds in the Escrow Account in the manner and upon the terms directed in paragraph 3 hereof. The Company may, in its sole discretion, abandon the sale of the Units at any time prior to the termination of the offering period. Upon the receipt of written instructions from the Chief Executive Officer of the Company that the offering is being abandoned, the Escrow Agent shall refund the monies on deposit to the subscribers thereof as provided in paragraph 3.

         6. DUTY AND LIABILITY OF THE ESCROW AGENT.


                  (a) The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the funds and hold them subject to release, as provided in this Agreement. The Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of any offering document in tendering to the Escrow Agent said proceeds of the sale of the Units. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof.

                  (b) The Escrow Agent shall be entitled to rely upon any certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.


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                  (c) Except as set forth in paragraph 1, the Escrow Agent does not have any interest in the Deposited Funds, but is serving as escrow holder only and has only possession thereof.

                  (d) The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement. However, the Escrow Agent may, in utilizing the Escrow Agent's reasonable judgment and after written notice to, and at the expense of, the Company, institute or defend such proceedings.

                  (e) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Company specifying (i) a date (not less than thirty days after the giving of such notice) when such resignation shall take effect; and (ii) any accrued unpaid fees or expenses of Escrow Agent to the date of such resignation. Promptly after such notice, a successor escrow agent shall be appointed by the Company, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow. Upon receipt of all fees and expenses, Escrow Agent shall deliver all escrowed funds to such successor Escrow Agent.

                  (f) The Company hereby agrees to indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against Escrow Agent arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates except to the extent such action, claim or proceeding results from or is caused by the willful misconduct or gross negligence of the Escrow Agent. The Escrow Agent may consult counsel in respect of any question arising under this Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

         7. ESCROW AGENT'S FEE. The Escrow Agent shall be entitled to be paid fees as indicated on Schedule A attached hereto as compensation for its services hereunder (plus its customary charge with respect to the issuance of any checks). The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all cost and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, or litigation except to the extent arising from or occasioned by Escrow Agent's negligence, and the same may only be recoverable from the Company and not from the Deposited Funds.

         8. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT. The terms and conditions of this Agreement shall be binding on the creditors or transferees, or successors in interest, whether


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by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue as such escrow agent, then the Company may substitute another escrow agent. Any apportionment of the fees provided for in paragraph 7 will be subject to agreement of the parties.

         9. RESIGNATION. Escrow Agent may resign upon 30 days advance written notice to the parties hereto. If a successor Escrow Agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent.

         10. GOVERNING LAW; JURISDICTION. This Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Iowa, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court in Iowa, including the United States District Court for the District of Iowa located in Polk County, Iowa, as a proper forum.

         11. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any conditions, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         12. NOTICES. All notices required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (a) on the date of service if served personally on the party to whom notice is to be given,
(b) on the day of transmission if sent by facsimile transmission to the facsimile number given below, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

         If to the Company:                 Badger State Ethanol, LLC
                                            P.O. Box 317
                                            Monroe, WI  53566
                                            Attn: Chairman and President
                                            Fax: 608-329-3866

         If to the Escrow Agent:            Wells Fargo Bank Iowa, N.A.
                                            Corporate Trust Services, N8200-034
                                            Attn: Leigh McVicker
                                            666 Walnut Street


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                                            Des Moines, IA  50304-0837
                                            Fax: 515-245-8532

         13. ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, when delivered, shall constitute the same instrument.

              [The rest of this page is intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement as of the date first above written.

BADGER STATE ETHANOL, LLC            WELLS FARGO BANK IOWA, NATIONAL ASSOCIATION
(the "Company)                       (the "Escrow Agent")




By     /s/ Gary L. Kramer            By  /s/ Roger Pyburn
   ----------------------------         -----------------------------------
   Its President                        Its  Senior Trust Officer
      -------------------------            -------------------------------


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                                    EXHIBIT A

                        BADGER STATE ETHANOL, LLC ESCROW

                           WELLS FARGO BANK IOWA, N.A.
                         INVESTMENT MANAGEMENT AND TRUST

                                SCHEDULE OF FEES
                               FOR ESCROW SERVICES

INITIAL: (A ONE-TIME CHARGE)

WELLS FARGO BANK IOWA, N.A. SERVICES                                               $500

ANNUAL ADMINISTRATION:
(TO BE BILLED ANNUALLY; ALL FEES COLLECTED PRIOR TO FINAL DISTRIBUTION)

WELLS FARGO BANK IOWA, N.A. SERVICES (and minimum)                                 $1,500

TRANSACTION  FEES:  (These  fees will  accrue in  addition  to the annual
administrative   charge.   Billed  semi-annually  in  arrears.  All  fees
shall be received prior to termination date.)

    Cash deposits or disbursements, asset movement,
    certifications, filings, and closing procedures:                               $25 each

    Purchase, sale, or maturity of securities and wire transfers (No fees will be incurred for investment in, or sale from a
    Wells Fargo sweep fund).                                                       $25 each

                   THIS SCHEDULE IS SUBJECT TO PERIODIC REVIEW

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